                                                                    EXHIBIT 1.1

                                  SPECTRX, INC.

                                2,201,699 SHARES(1)

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT


                                                                 _____ __, 1997



HAMBRECHT & QUIST LLC
VOLPE BROWN WHELAN & COMPANY, LLC
c/o Hambrecht & Quist LLC
One Bush Street
San Francisco, CA 94104

Ladies and Gentlemen:

         SpectRx, Inc., a Delaware corporation (herein called the Company), proposes to issue and sell 2,000,000 shares of its authorized but unissued Common Stock, $.001 par value (herein called the "Common Stock"), and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose to sell an aggregate amount of 201,699 shares of Common Stock of the Company (said 201,699 shares of Common Stock being herein called the "Underwritten Stock"). The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to 330,255 additional shares of Common Stock (herein called the Option Stock and with the Underwritten Stock herein collectively called the Stock). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

         The Company and the Selling Stockholders hereby severally confirm the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the Underwriters, which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

         1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the Commission) a registration statement on Form S-1 (No. 333-22429), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the Securities Act) of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.
--------
     (1)Plus an option to purchase from the Company up to 330,255 additional shares to cover over-allotments.


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         The term Registration Statement as used in this agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the Effective
Date), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

         The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

         2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDERS.


         (a)      The Company hereby represents and warrants as follows:

                        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole).

                        (ii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any materially adverse change in the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement and the Prospectus.

                        (iii) The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (herein called the Exchange Act) and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph
            (iii) shall apply to statements in, or omissions


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            from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus.

                        (iv) The Stock is duly and validly authorized, is (or, in the case of shares of the Stock to be sold by the Company, will be), when issued and sold to the Underwriters as provided herein, duly and validly issued, fully paid and nonassessable and conforms to the description thereof in the Prospectus. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the transfer and sale of the Stock to be sold by the Selling Stockholders or the issuance and sale of the Stock as contemplated herein.

                        (v) This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated herein and the compliance by the Company with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not, with or without the giving of notice or the lapse of time, or both,
            (1) result in any violation of the Certificate of Incorporation or By-laws of the Company; (2) result in a breach of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to any indenture, mortgage, note, contract, commitment or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets is or may be bound or affected; (3) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business; or (4) have any effect on any permit, certification, registration, approval, consent, order, license, franchise or other authorization necessary for the Company to own or lease and operate its properties and to conduct its business or the ability of the Company to make use thereof, which, in the case of clauses (2), (3) and (4) of this Section 2(v), would have material adverse effect on the business, properties, financial condition or result of operations of the Company and its subsidiaries, taken as a whole.

                        (vi) Neither the Commission nor, to the best of the Company's knowledge, any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the best of the Company's knowledge, threatened to institute any proceedings with respect to such an order.

                        (vii) The Company had at the date or dates indicated in the Prospectus a duly authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in the Registration Statement or the Prospectus, on the Effective Date and on the Closing Date, there will be no options to purchase, warrants or other rights to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of the Company's capital stock or any such warrants, convertible securities or obligations. Except as set forth in the Prospectus, no holders of any of the Company's securities has any rights, "demand," "piggyback" or otherwise, to have such securities registered under the Securities Act.


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                        (viii)      The descriptions in the Registration
            Statement and the Prospectus of contracts and other documents are in all material respects accurate and present fairly the information required to be disclosed, and there are no contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement under the Securities Act or the regulations promulgated thereunder which have not been so described or filed as required.

                        (ix) The financial statements and schedules and the notes thereto filed as part of the Registration Statement and included in the Prospectus are complete, correct and present fairly in all material respects the financial position of the Company as of the dates thereof, and the results of operations and changes in financial position of the Company for the periods indicated therein, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise stated in the Registration Statement and Prospectus. The selected financial data set forth in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus.

                        (x) The Company has filed with the appropriate federal, state and local governmental agencies, and all appropriate foreign countries and political subdivisions thereof, all tax returns, including franchise tax returns, which are required to be filed or has duly obtained extensions of time for the filing thereof and has paid all taxes shown on such returns and all assessments received by it to the extent that the same have become due; and the provisions for income taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid foreign and domestic taxes, whether or not disputed, and for all periods to and including the dates of such financial statements. Except as previously disclosed in writing, the Company has not executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes and is not a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of taxes have been asserted against the Company the adverse determination of which would have material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                        (xi) The outstanding equity securities of the Company and outstanding options and warrants to purchase equity securities of the Company have been duly authorized and validly issued. The outstanding equity securities of the Company are fully paid and nonassessable. The outstanding options and warrants to purchase equity securities of the Company constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity and the discretion of the court before which any proceeding therefor may be brought. None of the outstanding equity securities of the Company or options or warrants to purchase such equity securities has been issued in violation of the preemptive rights of any shareholder of the Company. None of the holders of the outstanding equity securities of the Company is subject to personal liability solely by reason of being such a holder. The offers and sales of the outstanding equity securities of the Company and outstanding options and warrants to purchase such equity securities were at all relevant times either registered under the Securities Act and the applicable state securities or blue sky laws or exempt from such registration requirement. The authorized equity securities of the Company and outstanding options and warrants to purchase such equity securities conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus. Except as set forth in the Registration Statement and the Prospectus, on the Effective Date and the Closing Date, there will be no outstanding options or warrants for the purchase of, or other outstanding rights to purchase, Common Stock or securities convertible into Common Stock.


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                        (xii)       No securities of the Company have been sold
            by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

                        (xiii) The Company is not in violation of, nor in default under, (1) any term or provision of its Articles of Incorporation or By-Laws; (2) any term or provision or any financial covenants of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its property or business is or may be bound or affected; or (3) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of the Company's properties or business, which, in the case of clause (2) and clause
            (3), would have material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. The Company owns, possesses or has obtained all governmental and other (including those obtainable from third parties) permits necessary to own or lease, as the case may be, and to operate its properties, whether tangible or intangible, and to conduct any of the business or operations of the Company as presently conducted. All such permits are outstanding and in good standing and there are no proceedings pending or, to the best of the Company's knowledge, threatened (nor, to the Company's knowledge, is there any basis therefor) seeking to cancel, terminate or limit such permits.

                        (xiv) Except as set forth in the Prospectus, there are no claims, actions, suits, proceedings, arbitrations, investigations, or inquiries before any governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending, or, to the best of the Company's knowledge, threatened against the Company or involving its properties or business which, if determined adversely to the Company would, individually or in the aggregate, result in a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or which question the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement; nor to the best of the Company's knowledge, is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company or the Company's properties or business is bound or subject.

                        (xv) To the best of the Company's knowledge, except as described in the Prospectus no parties other than the Company has any right or license to make or sell the Company's glucose marketing product, its diabetes screening product or its infant jaundice monitoring product, each as described in the Prospectus.

                        (xvi) The Company has good and marketable title in fee simple to all real property and good title to all personal property (tangible and intangible) owned by it, free and clear of all security interests, charges, mortgages, liens, encumbrances and defects, except such as are described in the Registration Statement and Prospectus or such as do not materially affect the value or transferability of such property and do not interfere with the use of such property made, or proposed to be made, by the Company. The leases, licenses or other contracts or instruments under which the Company leases, holds or is entitled to use any property, real or personal, are valid, subsisting and enforceable only with such exceptions as are not material and do not interfere with the use of such property made, or proposed to be made, by the Company, and except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity and the discretion of the court before which any proceeding therefor may be brought, and all rentals, royalties or other payments accruing thereunder which became due prior to the date of this Agreement have been duly paid, and neither the Company nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred



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





            which, with the passage of time or the giving of notice, or both, would constitute a default thereunder, in each case which would have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. The Company has not received notice of any violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties. The Company has insured its properties against loss or damage by fire or other casualty and maintains such casualty and other insurance as is usually maintained by companies engaged in the same or similar businesses.

                        (xvii) Each contract or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and to which reference is made in the Prospectus has been duly and validly executed, is in full force and effect in all respects and is enforceable against the Company, and, to the best of the Company's knowledge, the other parties in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity and the discretion of the court before which any proceeding therefor may be brought, and none of such contracts or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default hereunder, which, in each case, would have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                               None of the provisions of such contracts or
            instruments violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to the production, development, research, marketing or commercialization of medical devices, which, in each case, would have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                        (xviii)     Except as set forth in the Prospectus, the
            Company has no employee benefit plans (including, without limitation, profit sharing and welfare benefit plans) or deferred compensation arrangements that are subject to the provisions of the Employee Retirement Income Security Act of 1974.

                        (xix) To the best of the Company's knowledge, no labor problem exists with any of the Company's employees or is imminent which could result in a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                        (xx) The Company has not, directly or indirectly, at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

                        (xxi) The Company owns, or possesses adequate rights to use, all patents, patent rights, inventions, trade secrets, licenses, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights described or referred to in the Prospectus as owned or used by it or which are necessary for the conduct of its business as described in the Prospectus, except as otherwise disclosed in the Prospectus. To the best knowledge of the Company, all such patents, patent rights, licenses, trademarks, service marks and copyrights are (a) valid and enforceable and (b) not being infringed by any third parties which infringement could, whether singly or in the aggregate, materially and adversely affect the business, properties, operations, condition (financial or otherwise), income, business prospects or results of operations of the Company, as presently being conducted or as proposed to be conducted in the Prospectus. The Company has no knowledge of, nor has it received any notice of, infringement of or conflict with, asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, licenses, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding could materially and adversely affect the business, properties, operations, condition (financial or otherwise), income, business prospects or results of operations of the Company as presently being conducted or as proposed to be conducted in the Prospectus.

                        (xxii) Prior to the Closing Date the Stock to be issued and sold by the Company and by the Selling Stockholders will be authorized for listing by the Nasdaq National Market upon official notice of issuance.

            (b) Each Selling Stockholder, severally and not jointly, hereby represents, warrants and covenants as follows:

                        (i) Such Selling Stockholder has valid marketable title to the shares of Stock to be sold by such Selling Stockholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than pursuant to the Custody Agreement; and upon delivery of such shares of Stock hereunder and payment of the purchase price, each of the Underwriters will obtain valid marketable title to the shares of Stock purchased by it from such Selling Stockholder, free and clear of any pledge, lien, security interest pertaining to such Selling Stockholder or such Selling Stockholder's property, encumbrance, claim or equitable interest, including any liability for estate or inheritance taxes, or any liability to or claims of any creditor, devisee, legatee or beneficiary of such Selling Stockholder.

                        (ii) Such Selling Stockholder has duly authorized (if applicable), executed and delivered, in the form heretofore furnished to the Underwriters the Irrevocable Power of Attorney and the Custody Agreement; each of the Irrevocable Power of Attorney and the Custody Agreement constitutes a valid and binding agreement on the part of such Selling Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and each of such Selling Stockholder's Attorney-in-Fact, acting alone, is authorized to execute and deliver this Agreement and the certificate referred to in Section 9(e) of this Agreement on behalf of such Selling Stockholder in accordance with the terms of such Irrevocable Power of Attorney.

                        (iii) All consents, approvals, authorizations and orders required for the execution and delivery by such Selling Stockholder of the Irrevocable Power of Attorney and the Custody Agreement, the execution and delivery by or on behalf of such Selling Stockholder of this Agreement and the sale and delivery of the shares of Stock of the Selling Stockholder under this Agreement (other than, at the time of the execution hereof (if the Registration Statement has not yet been declared effective by the Commission), the issuance of the order of the Commission declaring the Registration Statement effective and such consents, approvals, authorizations or order as may be necessary under state or other securities or Blue Sky laws) have been obtained and are in full force and effect; and such Selling Stockholder has full legal right, power and authority to enter into and perform its obligations under this Agreement, the Irrevocable Power of Attorney and the Custody Agreement, and to sell, assign, transfer and deliver the shares of Stock to be sold by such Selling Stockholder under this Agreement.

                        (iv) Such Selling Stockholder has executed a NASD Questionnaire, and represents, warrants and covenants that the information contained therein is, and at the time the Registration Statement became or becomes, as the case may be, effective and all times subsequent thereto up to and on the Closing Date (or such later date on which Option Stock may be purchased), was or will be, true, correct and complete, and does not, and will not, and at the time the Registration Statement became or becomes, as the case may be, effective and all times subsequent thereto up to and on the Closing Date (or such later date on which Option Stock may be purchased), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such information not misleading.

                        (v) Certificates in negotiable form for the shares of Stock to be sold hereunder by such Selling Stockholder have been placed in custody under the Custody Agreement and Irrevocable Power of Attorney which appoints SunTrust Bank as custodian (the "Custodian") for each Selling Stockholder for the purpose of making delivery of such shares under this Agreement. Such Selling Stockholder agrees that the shares of Stock represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement and the Irrevocable Power of Attorney are for the benefit of and coupled with and subject to the interest hereunder of the Custodian, the Attorney-in-Fact (as defined in the Irrevocable Power of Attorney), the Underwriters, each other Selling Stockholder and the Company, that the arrangements made by such Selling Stockholder for such custody and the appointment of the Custodian and the Attorney-in-Fact by such Selling Stockholder are irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated by any act of such Selling Stockholder or by operation of law, whether by the death, disability, incapacity or liquidation of any Selling Stockholder or the occurrence of any other event. If any Selling Stockholder should die, become disabled or incapacitated or be liquidated or if any other such event should occur before the delivery of the shares of Stock hereunder, certificates for the shares of Stock shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and actions taken by the Attorney-in-Fact and the Custodian pursuant to the Custody Agreement and Irrevocable Power of Attorney, shall be as valid as if such death, liquidation, incapacity or other event had not occurred, regardless of whether or not the Custodian or the Attorney-in-Fact, or either of them, shall have received notice thereof.

                        (vi) Each of this Agreement, the Irrevocable Power of Attorney and the Custody Agreement has been duly authorized by each Selling Stockholder that is not a natural person and has been duly executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof maybe limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound or (ii) to the best of such Selling Stockholder's knowledge, result in any violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over such Selling Stockholder or over the properties of such Selling Stockholder.

                        (vii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the shares of Stock.

                        (viii) Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the shares of Stock.

                        (ix) All information furnished by or on behalf of such Selling Stockholder relating to such Selling Stockholder and the Stock of such Selling Stockholder that is set forth on the cover page, the back cover page and pages 5, 16, 18, 53, 58 and 59 of the Prospectus is, and at the time the Registration Statement became or becomes, as the case may be, effective and all times subsequent thereto up to and on the Closing Date (or such later date on which Option Stock may be purchased), was or will be, true, correct and complete, and does not, and will not, and at the time the Registration Statement became or becomes, as the case may be, effective and all times subsequent thereto up to and on the Closing Date (or such later date on which Option Stock may be purchased), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such information not misleading.

                        (x) Such Selling Stockholder has reviewed the Prospectus and has complied with all agreements and satisfied all conditions on its part to be complied with or satisfied pursuant to this Agreement as of the date hereof and has advised its Attorney-in-Fact if any statement to be made on behalf of such Selling Stockholder in the certificate contemplated by Section 9(e) of this Agreement is inaccurate.

                        (xi) Such Selling Stockholder does not have, or has waived, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the shares of Stock that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; such Selling Stockholder does not have, or has waived, any registration right or other similar right to participate in the offering made by the Prospectus, other than such rights of participation as have been satisfied by the participation of such Selling Stockholder in the transactions to which this Agreement relates in accordance with the terms of this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

                  Any certificate signed by an officer of the Company and delivered to Hambrecht & Quist LLC or to White & Case, counsel to the Underwriters, shall be deemed to be a representation and warranty by the Company to Hambrecht & Quist LLC and Volpe Brown Whelan & Company, LLC as to the matters covered thereby.

         3.       PURCHASE OF THE STOCK BY THE UNDERWRITERS.

         (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 2,000,000 shares of the Underwritten Stock to the several Underwriters, each Selling Stockholder agrees to sell to the several Underwriters the number of shares of Underwritten Stock set forth in Schedule II opposite the name of such Selling Stockholder, and each of the Underwriters agrees to purchase from the Company and the Selling Stockholders the respective aggregate number of shares of Underwritten Stock set forth opposite their names in Schedule I and Schedule II, respectively. The price at which such shares of Underwritten Stock shall be sold by the Company and the Selling Stockholders and purchased by the several Underwriters shall be $___ per share. The obligation of each Underwriter to the Company and the Selling Stockholders shall be to purchase from the Company and the Selling Stockholders that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by the Company and the Selling Stockholders pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

            (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company or the Selling Stockholders shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company and the Selling Stockholders shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company and the Selling Stockholders shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company and the Selling Stockholders shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Stockholders to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph
(b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to 330,255 shares in the aggregate of the Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

         4.       OFFERING BY UNDERWRITERS.

         (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

         (b) The information set forth in the last paragraph on the front cover page and under "Underwriting" in any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

         5.       DELIVERY OF AND PAYMENT FOR THE STOCK.

         (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 10:00 a.m., New York time, on the date two business days preceding the Closing Date), and payment therefor, shall be made
at the office of              (degree) ,          (degree) , at 10:00 a.m.,
New York time, on the [fourth](2) business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such [fourth] business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

         (b) If the option granted by Section 3(c) hereof shall be exercised after 10:00 a.m., New York time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and
payment therefor, shall be made at the office of            (degree) ,
    (degree) , at 10:00 a.m., New York time, on the third business day after the exercise of such option.

         (c) Payment for the Stock purchased from the Company shall be made to the Company or its order and payment for the Stock purchased from the Selling Stockholders shall be made to the Custodian for the account of the Selling Stockholders, in each case by one or more certified or official bank check or checks in same day funds. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

         It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Stockholders for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

         6. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:

         (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and
(ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

         (b)   The Company will promptly notify each Underwriter in the event of
(i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the


--------------------

(2) This assumes that the transaction will be priced after the close of market and that T+4 will apply to the transaction. If the pricing took place before or during market hours (which will generally not be the case), the closing would be three business days after pricing.

institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

         (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

         (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

         (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

         (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

         (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission (including the Report on Form SR required by Rule 463 of the Commission under the Securities Act).

         (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

         (i) The Company agrees to pay all costs and expenses incident to the performance of their obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. ("NASD") of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees. The Company will pay any transfer taxes incident to the transfer to the Underwriters of the shares of Stock being sold by the Selling Stockholders.

         (j) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

         (k) The provisions of paragraphs (i) and (j) of this Section are intended to relieve the Underwriters from the payment of the expenses and costs which the Company and the Selling Stockholders hereby agree to pay and shall not affect any agreement which the Company and the Selling Stockholders may make, or may have made, for the sharing of any such expenses and costs.

         (l) The Company hereby agrees that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, the Company will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Stock to be sold to the Underwriters pursuant to this Agreement.

         (m) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

         (n) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         7.    INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company and the Selling Stockholders severally agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of
Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (herein called the Exchange Act), or the common law or otherwise, and the Company and the Selling Stockholders jointly and severally agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreement of the Company and the Selling Stockholders contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (2) the indemnity agreement contained in this paragraph
(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company or the Selling Stockholders with paragraph (c) of Section 7 hereof. Each Selling Stockholder shall only be liable under this paragraph with respect to (A) information pertaining to such Selling Stockholder furnished in writing directly (and not through an attorney-in-fact or other agent) by such Selling Stockholder expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or (B) facts that would constitute a breach of any representation or warranty of such Selling Stockholder set forth in Section 2(b) hereof. The indemnity agreement of the Company and the Selling Stockholders contained in this paragraph (a) and the representations and warranties of the Company and the Selling Stockholders contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act and the Selling Stockholders from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

         (c)   Each party indemnified under the provision of paragraphs (a) and
(b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder; provided, however, that the failure so to notify the indemnifying party shall not relieve the indemnifying party from any liability it may have to the indemnified party (y) under this Section 7 except to the extent that the indemnifying party has been materially prejudiced by such failure or (z) otherwise than under this Section 7. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

         (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the Selling Stockholders and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. In determining the relative fault of the Selling Stockholders under this paragraph (d), the limitations on the obligations of the Selling Stockholders set forth in paragraph (a) of this Section 7 shall be applicable.

         The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

         (e) Neither the Company nor the Selling Stockholders will, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

         (f) The term "jointly and severally" in the second and fifth lines of paragraph (a) of this Section 7 means that the Company's obligation is joint and several with the obligation for each of the Selling Stockholders, but that the obligation of a Selling Stockholder is several and not joint with the obligation of the Company or any other Selling Stockholder. The liability of each Selling Stockholder under the indemnity, contribution and reimbursement agreements contained in the provisions of this Section 7 and Section 11 hereof shall be limited to an amount equal to the price to the underwriters of the stock sold by such Selling Stockholder to the Underwriters. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amount of such liability for which each shall be responsible.

         8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Shareholders if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, or The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities, or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company or the Selling Stockholders to the Underwriters and no liability of the Underwriters to the Company or the Selling Stockholders; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof.

         9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company and the Selling Stockholders of all their respective obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

         (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

         (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by White & Case, counsel for the Underwriters.

         (c) You shall have received from (i) Wilson Sonsini Goodrich & Rosati, counsel for the Company, an opinion addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A hereto, and if Option Stock is purchased at any date after the Closing Date, an additional opinion from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinion remain valid as of such later date; (ii) Johnson & Montgomery, counsel for the Selling Stockholders, an opinion addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex B hereto, and if Option Stock is purchased at any date after the Closing Date, an additional opinion from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinion remain valid as of such later date; (iii) Thorpe, North & Western, Kilpatrick & Stockton and Fleshner & Associates, each patent counsel for the Company, opinions, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex C hereto, with respect to the Company's glucose monitoring product, diabetes screening product and infant jaundice monitoring product, each as described in the Prospectus, and if Option Stock is purchased at any date after the Closing Date, additional opinions from such counsel, addressed to the Underwriters' and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date; and (iv) FDA counsel to the Company, as opinion addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex D hereto, and if Option Stock is purchased at any date after the Closing Date, an additional opinion from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinion remain valid as of such later date.

         (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are no pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are no franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

         (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the Attorney- in-Fact for the Selling Stockholders, stating that the representations and warranties of the Selling Stockholders are true and correct in all material respects as of the Closing Date or the date on which Option Stock is to be purchased, as the case may be.

         (f) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this Section 9 are true and correct.

         (g) You shall have received from Arthur Andersen & Co., a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased

(i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

         (h) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

         (i) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

         (j) On or prior to the Closing Date, you shall have received from each director, officer, and stockholder (other than the Selling Stockholders) agreements, in form reasonably satisfactory to Hambrecht & Quist LLC, stating that without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, each such person or entity will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

         All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if White & Case, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

         In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and the Selling Stockholders. Any such termination shall be without liability of the Company or the Selling Stockholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Stockholders; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

         10. CONDITIONS OF THE OBLIGATION OF THE COMPANY AND THE SELLING STOCKHOLDERS. The obligation of the Company and the Selling Stockholders to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

         In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company and the Selling Stockholders by giving notice to you. Any such termination shall be without liability of the Company and the Selling Stockholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Stockholders; provided, however, that in the event of any such termination the Company and the Selling Stockholders jointly and severally agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

         11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to their other obligations under Section 7 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

         12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company, the Selling Stockholders and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, the Selling Stockholders and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

            13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, 6025A Unity
Drive, Norcross, Georgia 30071, Attention:        (degree)         ; and if
to the Selling Stockholders, shall be mailed, telegraphed or delivered to the
Selling Stockholders in care of    (degree)               at
(degree)                 .  All notices given by telegraph shall be promptly
confirmed by letter.

         14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or the Selling Stockholders or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs (l) and (m) of Section 6 hereof shall be of no further force or effect.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

         Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

                                        Very truly yours,

                                        SPECTRX, INC.



                                        By
                                          ------------------------------
                                          [Name]
                                          [Title]

                              SELLING STOCKHOLDERS



                              By
                                   ------------------------------
                                   Name:  Dr. Dan Hankey


                              By
                                   ------------------------------
                                   Name:  Scott Patterson


                              By
                                   ------------------------------
                                   Name:  Glenn Robinson





The foregoing Agreement is hereby
confirmed and accepted as of the date first above written.

HAMBRECHT & QUIST LLC
VOLPE BROWN WHELAN & COMPANY, LLC
By  Hambrecht & Quist LLC



By
    ---------------------
    Managing Director

Acting on behalf of the several Underwriters, including themselves, named in
Schedule I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS


                                                       NUMBER OF
                                                         SHARES
                                                        TO BE
          UNDERWRITERS                                 PURCHASED
          ------------                                 ---------

Hambrecht & Quist LLC . . . . . . . . . . .               X
Volpe Brown Whelan & Company, LLC . . . . .               Y

                                   SCHEDULE II

                              SELLING STOCKHOLDERS

                                                       NUMBER OF
                                                      UNDERWRITTEN
                                                         SHARES
                                                         TO BE
         NAME OF SELLING STOCKHOLDER                     SOLD
         ---------------------------                     ----

Dr. Dan Hankey                                          17,137
Scott Patterson                                        167,425
Glenn Robinson                                          17,137

Total                                                  201,699

                                     ANNEX A

    MATTERS TO BE COVERED IN THE OPINION OF WILSON SONSINI GOODRICH & ROSATI,
                             COUNSEL FOR THE COMPANY


      (i) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation and in good standing in each state of the United States of America in which its ownership or leasing of property requires such qualification [(except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole)], and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; all the issued and outstanding capital stock of each of the subsidiaries of the Company has been duly authorized and validly issued and is fully paid and nonassessable, and such stock as is owned by the Company is owned by the Company free and clear of all liens, encumbrances and security interests, and to the best of such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in such subsidiaries are outstanding;

     (ii) the authorized capital stock of the Company consists of (degree) shares of (degree) Stock, of which there are outstanding (degree) shares, and (degree) shares of Common Stock, $ (degree) par value, of which there are outstanding _ ___(degree)_ ___ shares (including the Underwritten Stock plus the number of shares of Option Stock issued on the date hereof); proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock (including the Underwritten Stock and the shares of Option Stock issued, if any) have been duly and validly issued and are fully paid and nonassessable; any Option Stock purchased after the Closing Date, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued and be fully paid and nonassessable; and no preemptive rights of, or rights of refusal in favor of, stockholders exist with respect to the Stock, or the issue and sale thereof, pursuant to the Certificate of Incorporation or Bylaws of the Company;

    (iii) the Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

     (iv) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act, the Exchange Act and with the rules and regulations of the Commission thereunder;

      (v) such counsel have no reason to believe that the Registration Statement (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any later date on which Option Stock is purchased), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (vi) the information required to be set forth in the Registration Statement in answer to Items 9, 10 (insofar as it relates to such counsel) and 11(c) of Form S-1 is to the best of such counsel's knowledge accurately and adequately set forth therein in all material respects or no response is required with respect to such Items, and to the best of such counsel's knowledge, the description of the Company's stock option plans and the options granted and which may be granted thereunder and the options granted otherwise than under such plans set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to said plans and options to the extent required by the Securities Act and the rules and regulations of the Commission thereunder;

         (vii) such counsel do not know of any franchises, contracts, leases, documents or legal proceedings, pending or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

         (viii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of each of the Company and the Selling Stockholders, enforceable against each of the Company and the Selling Stockholders in accordance with its terms;

         (ix) the issue and sale by the Company of the shares of Stock sold by the Company as contemplated by the Underwriting Agreement will not conflict with, or result in a breach of, the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries or any agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or any applicable law or regulation, or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality;

         (x) all holders of securities of the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement;

         (xi) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters; and

         (xii) the Stock issued and sold by the Company will been duly authorized for listing on the Nasdaq National Market System upon official notice of issuance.



         Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or of the State of Delaware, upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to the Representative(s) and to counsel for the Underwriters and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.

                                     ANNEX B

          MATTERS TO BE COVERED IN THE OPINION OF JOHNSON & MONTGOMERY,
                      COUNSEL FOR THE SELLING STOCKHOLDERS


         (i) The Underwriting Agreement has been duly authorized, executed and delivered by each of the Selling Stockholders.

                                     ANNEX C

                MATTERS TO BE COVERED IN THE OPINION OF (DEGREE)
                         PATENT COUNSEL FOR THE COMPANY


         Such counsel are familiar with [the technology used by the Company in its ________ product or products (the "Technology")] [the patents and other intellectual property set forth on Schedule I hereto (the "IP")] and the manner of its use thereof and have read the Registration Statement and the Prospectus, including particularly the portions of the Registration Statement and the Prospectus referring to the [Technology] [IP] and:

         (i) such counsel have no reason to believe that the Registration Statement or the Prospectus (A) contains any untrue statement of a material fact with respect to the [Technology] [IP], or the manner of its use thereof, or any allegation on the part of any person that the Company is infringing any patent rights, trade secrets, trademarks, service marks or other proprietary information or materials of any such person or (B) omits to state any material fact relating to the [Technology] [IP], or the manner of its use thereof, or any allegation of which such counsel have knowledge, that is required to be stated in the Registration Statement or the Prospectus or is necessary to make the statements therein not misleading;

         (ii) to the best of such counsel's knowledge there are no legal or governmental proceedings pending relating to the [Technology] [IP], and to the best of such counsel's knowledge no such proceedings are threatened or contemplated by governmental authorities or others;

         (iii) such counsel do not know of any contracts or other documents, relating to the [Technology] [IP] of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required;

         (iv) to the best of such counsel's knowledge, the Company is not infringing or otherwise violating any patents, trade secrets, trademarks, service marks or other proprietary information or materials, of others, and to the best of such counsel's knowledge there are no infringements by others of any of the [Technology] [IP] which in the judgment of such counsel could affect materially the use thereof by the Company; and

         (v) to the best of such counsel's knowledge, the Company owns or possesses sufficient licenses or other rights to use the [Technology] [IP] as described in the Prospectus.

                                     ANNEX D

                     MATTERS TO BE COVERED IN THE OPINION OF
                       REGULATORY COUNSEL FOR THE COMPANY


         During the course of preparation of the Registration Statement, such counsel participated in discussions with officers of the Company as to the FDA regulatory matters dealt with under the captions "Risk Factors - Lack of Regulatory Approvals" and "Business -- Government Regulation" in the Prospectus. On the basis of these discussions and such counsel's activities as special FDA regulatory counsel to the Company, no facts have come to such counsel's attention which cause such counsel to believe that the statements in the Prospectus under the captions "Risk Factors - Lack of Regulatory Approvals" and "Business - Government Regulation", insofar as such statements relate to FDA regulatory matters, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or as of the Closing Date contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         Based upon, subject to and limited by the foregoing, such counsel are of the opinion that the statements in the Prospectus under the captions "Risk Factors - Lack of Government Regulations" and "Business - Government Regulation" insofar as such statements summarize applicable provisions of the Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, are accurate summaries in all material respects of the provisions summarized under such captions in the Prospectus, and do not omit to summarize applicable provision of the Federal Food, Drug and Cosmetic Act or the regulations promulgated thereunder necessary to make those statements not misleading.